Exhibit 99.1

Deluxe Corporation
P.O. Box 64235
St. Paul, MN 55164-0235
(651) 483-7111

For additional information:
Jeff Johnson
Treasurer and VP Investor Relations
(651) 787-1068

NEWS RELEASE

April 26, 2012

DELUXE REPORTS FIRST QUARTER 2012 FINANCIAL RESULTS
Revenue grows 8% and exceeds high end of outlook
Diluted EPS of $0.86 grows 37% and adjusted EPS of $0.88 exceeds high end of outlook
Raises full year revenue and EPS outlook

St. Paul, Minn. — April 26, 2012 — Deluxe Corporation (NYSE: DLX) announced its financial results for the first quarter ended March 31, 2012. Key financial highlights include:

	Q1 2012	Q1 2011	Vs. Q1 2011
Revenue	$378.0 million	$349.8 million	8.1%
Net income	$44.1 million	$32.6 million	35.3%
Diluted EPS – GAAP	$0.86	$0.63	36.5%
Adjusted diluted EPS – Non-GAAP	$0.88	$0.75	17.3%

A reconciliation between earnings per share on a GAAP basis and adjusted earnings per share on a non-GAAP basis is provided in the table on page 4.

Revenue of $378.0 million and diluted EPS of $0.86 exceeded the high end of the range in the prior outlook, driven by strong operating performance in each of the Company’s segments.

“We hit a home run this quarter and are off to a fantastic start to the year,” said Lee Schram, CEO of Deluxe. “We reported revenue and adjusted EPS well above our expected outlook with strong contributions coming from all three segments. Core check products revenue exceeded our expectation and marketing solutions and other services revenue grew 35% and is solidly on track to achieve its projected growth this year.”

First Quarter 2012 Highlights:

•	Revenue for the quarter was $378.0 million compared to $349.8 million during the first quarter of 2011. Revenue increased 8.1% compared to 2011, with growth in Small Business Services and Financial Services. Both the number of orders in the quarter and revenue per order were up versus 2011. Marketing solutions and other services revenue increased 35% compared to 2011 and represented 16.1% of consolidated revenue, up from 12.8% in the first quarter of 2011.

•	Gross margin was 66.3 percent of revenue compared to 65.6 percent in 2011. Favorable impacts from price increases and the Company’s continued cost reduction initiatives more than offset increased delivery rates and material costs in 2012.

•	Selling, general and administrative (SG&A) expense increased $11.2 million in the quarter compared to 2011, but as a percent of revenue, was down slightly to 45.5 percent. Increased SG&A expense associated with commissions on increased revenue, 2011 acquisitions, investments in revenue generating initiatives and higher performance based compensation expense was partially offset by benefits from continued execution against cost reduction initiatives and lower amortization related to previous acquisitions.

•	Operating income in 2012 was $78.0 million compared to $67.5 million in the first quarter of 2011. Restructuring related costs were $1.9 million in 2012 versus $1.5 million in 2011. These costs were primarily attributable to the Company’s on-going cost reduction initiatives. Operating income was 20.6 percent of revenue compared to 19.3 percent in the prior year driven primarily by higher revenue per order, favorable product mix, and continued cost reductions.

•	Reported diluted EPS increased $0.23 from the prior year driven by improved operating performance in 2012, as well as a net loss on debt repurchases in 2011 of $0.10 per share.

Segment Highlights

Small Business Services

•	Revenue was $229.6 million versus $200.0 million in 2011. Revenue was 14.8% higher in the quarter driven by growth in marketing solutions and other services, the Safeguard® distributor and dealer channels, and checks and forms. Revenue also benefited from price increases and the PsPrint® acquisition.

•	Operating income in 2012 increased to $38.8 million from $35.8 million in 2011.

Financial Services

•	Revenue was $90.6 million compared to $88.0 million in 2011. The impact of price increases, growth in non-check revenue and revenue from a new financial institution client more than offset the impact of check usage declines.

•	Operating income in 2012 increased to $21.9 million from $15.7 million in 2011.

Direct Checks

•	Revenue was $57.8 million compared to $61.8 million in 2011, primarily driven by lower order volume resulting from the continued decline in check usage.

•	Operating income in 2012 increased to $17.3 million from $16.0 million in 2011.

Other Highlights

•	Cash provided by operating activities for the first quarter of 2012 totaled $52.0 million, a decrease of $9.1 million compared to 2011. Improved operating performance and the discontinuation of payments to our defined contribution pension plan were more than offset by planned contributions to our VEBA trust for future medical costs, and higher contract acquisition and interest payments.

Outlook

Second Quarter 2012:

Current outlook (4/26/2012)
Revenue	$353 to $362 million
Diluted EPS – GAAP	$0.74 to $0.79
Adjusted Diluted EPS – Non-GAAP	$0.76 to $0.81

Full Year 2012:

	Prior outlook (1/26/12)	Current outlook (4/26/2012)
Revenue	$1.420 to $1.460 billion	$1.445 to $1.475 billion
Diluted EPS – GAAP	$3.10 to $3.30	$3.12 to $3.32
Adjusted Diluted EPS – Non-GAAP	$3.10 to $3.30	$3.20 to $3.40
Operating cash flow	$225 to $245 million	$225 to $245 million
Capital expenditures	$35 million	$35 million
Depreciation and amortization	$62 million	$64 million
Effective tax rate	approximately 33%	approximately 33%

Editor’s Note

•	Deluxe will hold an open-access teleconference call today at 11:00 a.m. ET (10:00 a.m. CT) to review the financial results. All interested persons may listen to the call by dialing 1-800-688-0836 (access code 73786597.

•	The presentation also will be available via a simultaneous webcast at www.deluxe.com in the news and investor relations section.

•	An audio replay of the call will be available through midnight on May 3 by calling 1-888-286-8010 (access code 97921126). The presentation will be archived on Deluxe’s web site.

About Deluxe Corporation
Deluxe is a growth engine for small businesses and financial institutions. Over four million small business customers access Deluxe’s wide range of products and services including customized checks and forms as well as web-site development and hosting, search engine marketing, logo design and business networking. For financial institutions, Deluxe offers industry-leading programs in checks, customer acquisition, regulatory compliance, fraud prevention and profitability. Deluxe is also a leading printer of checks and accessories sold directly to consumers. For more information, visit us at www.deluxe.com, www.facebook.com/deluxecorp or www.twitter.com/deluxecorp.

Forward-Looking Statements
Statements made in this release concerning the Company’s or management’s intentions, expectations, outlook or predictions about future results or events are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements reflect management’s current expectations or beliefs, and are subject to risks and uncertainties that could cause actual results or events to vary from stated expectations, which variations could be material and adverse. Factors that could produce such a variation include, but are not limited to, the following: the impact that a further deterioration or prolonged softness in the economy may have on demand for the Company’s products and services; the inherent unreliability of earnings, revenue and cash flow predictions due to numerous factors, many of which are beyond the Company’s control; declining demand for the Company’s check and check-related products and services due to increasing use of alternative payment methods; intense competition in the check printing business; continued consolidation of financial institutions and/or additional bank failures, thereby reducing the number of potential customers and referral sources and increasing downward pressure on the Company’s revenue and gross margin; risks that the Small Business Services segment strategies to increase its pace of new customer acquisition and average annual sales to existing customers, while at the same time maintaining its operating margins, are delayed or unsuccessful; risks that the Company’s recent acquisitions do not produce the anticipated results or revenue synergies; risks that the Company’s cost reduction initiatives will be delayed or unsuccessful; performance shortfalls by the Company’s major suppliers, licensors or service providers; unanticipated delays, costs and expenses in the development and marketing of new products and services, including web design, hosting and other services, logo design, search engine marketing, digital printing services, fraud protection services, profitability, regulatory and compliance programs, and the failure of such new products and services to deliver the expected revenues and other financial targets; and the impact of governmental laws and regulations. Our forward-looking statements speak only as of the time made, and we assume no obligation to publicly update any such statements. Additional information concerning these and other factors that could cause actual results and events to differ materially from the Company’s current expectations are contained in the Company’s Form 10-K for the year ended December 31, 2011.

The table below is provided to assist in understanding the comparability of the Company’s results of operations for the quarters ended March 31, 2012 and 2011. The Company’s management believes that adjusted earnings per share (EPS) is a useful financial measure because certain items during 2012 and 2011 (restructuring and related costs and losses on repurchases of debt) impact the comparability of reported net income. The presentation below is not intended as an alternative to results reported in accordance with generally accepted accounting principles (GAAP) in the United States of America. Instead, the Company believes that this information is a useful financial measure to be considered in addition to GAAP performance measures.

Adjusted EPS reconciles to reported EPS as follows:

	Actual
	Q1 2012	Q1 2011
Adjusted EPS	$0.88	$0.75
Net loss on debt retirements	-	(0.10)
Restructuring and related costs	(0.02)	(0.02)

Reported EPS	$0.86	$0.63

Outlook
	Q2 2012	Full Year 2012
Adjusted EPS	$0.76 to $0.81	$3.20 to $3.40
Restructuring and related costs	(0.02)	(0.08)

Reported EPS	$0.74 to $0.79	$3.12 to $3.32

Financial Highlights
DELUXE CORPORATION
CONSOLIDATED CONDENSED STATEMENTS OF INCOME
(Dollars and shares in millions, except per share amounts)
(Unaudited)

	Quarter Ended March 31,
	2012		2011
Revenue	$378.0		$349.8
Cost of goods sold, including net restructuring charges	(127.5)	(33.7%)	(120.2)		(34.4%)

Gross profit	250.5	66.3%	229.6		65.6%
Selling, general and administrative expense	(171.9)	(45.5%)	(160.7)		(45.9%)
Net restructuring charges	(0.6)	(0.2%)		(1.4)	(0.4%)

Operating income	78.0	20.6%	67.5		19.3%
Loss on early extinguishment of debt	-	-		(7.0)	(2.0%)
Interest expense	(11.7)	(3.1%)		(12.0)	(3.4%)
Other income	0.1	-	0.1		-

Income before income taxes	66.4	17.6%	48.6		13.9%
Income tax provision	(22.3)	(5.9%)		(16.0)	(4.6%)

Net income	$44.1	11.7%	$32.6		9.3%

Weighted average dilutive shares outstanding	51.2		51.9
Diluted earnings per share	$0.86		$0.63
Capital expenditures	$9.0		$8.4
Depreciation and amortization expense	17.1		19.7
Number of employees-end of period	5,589		5,656
Non-GAAP financial measure — EBITDA(1)	$95.2		$80.3
Non-GAAP financial measure — Adjusted EBITDA(1)	97.1		88.8

(1)	Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) and Adjusted EBITDA are not measures of financial performance under generally accepted accounting principles (GAAP) in the United States of America. We disclose EBITDA and Adjusted EBITDA because we believe they are useful in evaluating our operating performance compared to that of other companies in our industry, as the calculation eliminates the effects of long-term financing (i.e., interest expense), income taxes, the accounting effects of capital investments (i.e., depreciation and amortization) and in the case of Adjusted EBITDA, certain items (i.e., restructuring and related costs and loss on debt retirements), which may vary for companies for reasons unrelated to overall operating performance. In our case, depreciation and amortization of intangibles and interest expense in the current year and in previous years have been significantly impacted by acquisitions. Certain transactions in 2012 and 2011 also impacted the comparability of reported net income. We believe that measures of operating performance which exclude these impacts are helpful in analyzing our results. We also believe that an increasing EBITDA and Adjusted EBITDA depict increased ability to attract financing and an increase in the value of our business. We do not consider EBITDA and Adjusted EBITDA to be measures of cash flow, as they do not consider certain cash requirements such as interest, income taxes or debt service payments. We do not consider EBITDA or Adjusted EBITDA to be substitutes for operating income or net income. Instead, we believe that EBITDA and Adjusted EBITDA are useful performance measures which should be considered in addition to GAAP performance measures. EBITDA and Adjusted EBITDA are derived from net income as follows:

	Quarter Ended March 31,
	2012	2011
Adjusted EBITDA	$97.1	$88.8
Loss on early extinguishment of debt	-	(7.0)
Restructuring and related costs	(1.9)	(1.5)

EBITDA	95.2	80.3
Income tax provision	(22.3)	(16.0)
Interest expense	(11.7)	(12.0)
Depreciation and amortization expense	(17.1)	(19.7)

Net income	$44.1	$32.6

DELUXE CORPORATION
CONSOLIDATED CONDENSED BALANCE SHEETS
(In millions)
(Unaudited)

	March 31,	December 31, 2011	March 31,
	2012		2011
Cash and cash equivalents	$58.7	$28.7	$31.9
Other current assets	167.4	163.9	161.4
Property, plant & equipment-net	110.7	113.4	119.6
Intangibles-net	152.1	157.3	145.5
Goodwill	777.0	777.0	726.0
Other non-current assets	144.1	148.5	132.2

Total assets	$1,410.0	$1,388.8	$1,316.6

Current portion of long-term debt	$85.5	$85.6	$-
Other current liabilities	209.6	214.8	206.8
Long-term debt	656.5	656.1	739.2
Deferred income taxes	52.2	49.8	49.4
Other non-current liabilities	66.6	79.8	73.6
Shareholders’ equity	339.6	302.7	247.6

Total liabilities & shareholders’ equity	$1,410.0	$1,388.8	$1,316.6

Shares outstanding	51.0	50.8	51.4

DELUXE CORPORATION
CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

	Quarter Ended March 31,
	2012	2011
Cash provided (used) by:
Operating activities:
Net income	$44.1	$32.6
Depreciation and amortization of intangibles	17.1	19.7
Contract acquisition payments	(9.4)	(4.5)
Other	0.2	13.3

Total operating activities	52.0	61.1

Investing activities:
Purchases of capital assets	(9.0)	(8.4)
Other	(0.1)	-

Total investing activities	(9.1)	(8.4)

Financing activities:
Net change in debt	-	(22.0)
Dividends	(12.8)	(12.9)
Share repurchases	-	(6.0)
Shares issued under employee plans	2.7	5.6
Other	(3.3)	(3.3)

Total financing activities	(13.4)	(38.6)
Effect of exchange rate change on cash	0.5	0.4

Net change in cash and cash equivalents	30.0	14.5
Cash and cash equivalents: Beginning of period	28.7	17.4

Cash and cash equivalents: End of period	$58.7	$31.9

DELUXE CORPORATION
SEGMENT INFORMATION
(In millions)
(Unaudited)

	Quarter Ended March 31,
	2012	2011
Revenue:
Small Business Services	$229.6	$200.0
Financial Services	90.6	88.0
Direct Checks	57.8	61.8

Total	$378.0	$349.8

Operating income: (1)
Small Business Services	$38.8	$35.8
Financial Services	21.9	15.7
Direct Checks	17.3	16.0

Total	$78.0	$67.5

The segment information reported here was calculated utilizing the methodology outlined in the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2011.

(1) Operating income includes the following restructuring related costs:

	Quarter Ended March 31,
	2012	2011
Small Business Services	$1.1	$0.7
Financial Services	-	0.5
Direct Checks	0.8	0.3

Total	$1.9	$1.5

The table below is provided to assist in understanding the comparability of the Company’s results of operations for the quarters ended March 31, 2012 and 2011. The Company’s management believes that operating income by segment, excluding restructuring and related costs in each period, is a useful financial measure because these items impacted the comparability of reported operating income during 2012 and 2011. The presentation below is not intended as an alternative to results reported in accordance with generally accepted accounting principles (GAAP) in the United States of America. Instead, the Company believes that this information is a useful financial measure to be considered in addition to GAAP performance measures.

DELUXE CORPORATION
SEGMENT OPERATING INCOME
EXCLUDING RESTRUCTURING RELATED COSTS
(In millions)
(Unaudited)

	Quarter Ended March 31,
	2012	2011
Adjusted operating income: (1)
Small Business Services	$39.9	$36.5
Financial Services	21.9	16.2
Direct Checks	18.1	16.3

Total	$79.9	$69.0

(1) Operating income excluding restructuring and related costs reconciles to reported operating income as follows:

	Quarter Ended March 31,
	2012	2011
Adjusted operating income	$79.9	$69.0
Restructuring and related costs:
Small Business Services	(1.1)	(0.7)
Financial Services	-	(0.5)
Direct Checks	(0.8)	(0.3)

Total	(1.9)	(1.5)

Reported operating income	$78.0	$67.5

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